UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052

(Address of principal executive offices, including zip code)

(425) 881-6444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing fourth quarter 2021 results was made February 24, 2022 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 23, 2022, Mark Gallenberger notified the Board of Directors that he will not seek election for another term on the Board of Directors at the Annual Meeting on May 19, 2022. His decision was not the result of any disagreement with Data I/O or its management.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 23, 2022, the Board of Directors of Data I/O Corporation appointed Edward J. Smith to the Board effective on that date. He was named to the Audit Committee, Compensation Committee, and Corporate Governance & Nominating Committee of the Board. As of February 23, 2022, Cheemin Bo-Linn will no longer be a member of the Audit Committee.

Mr. Smith is a globally recognized leader in the electronics and semiconductor distribution industries. As CEO of SMTC since 2017 when it was publicly traded on Nasdaq, he led the company through 3 years of growth including a series of acquisitions until being acquired by an affiliate of H.I.G. Capital in 2021. Mr. Smith is a seasoned and successful executive with more than 25 years’ experience in the EMS industry and the electronic components distribution industry. Prior to joining SMTC, he served as President of Avnet Inc. for 7 years and held various other senior positions since 1994. At Avnet, he grew the Americas component operations from $1.2 billion to $4.0 billion, and started a global embedded business which grew to $2.2 billion in 7 years. Earlier, Mr. Smith served as President and Chief Executive Officer of SMTEK International Inc., a tier II manufacturer in the EMS industry, from 2002 to 2004. Under his leadership, SMTEK’s share price increased from $0.35 to $15.23 when it was acquired. Mr. Smith also has gained extensive corporate governance experience while serving on a number of boards as a director. He has served on numerous private company and non-profit boards and currently serves on the board of directors at Aqua Metals, Inc. (NASDAQ: AQMS) and previously SMTC Corporation (NASDAQ: SMTX). He is also the founder and currently runs the We Will Never Forget charitable foundation in honor of the victims and first responders of the attacks on 9/11.

There were no arrangements or understandings pursuant to which he was selected. There have been no related person transactions. He was identified as a candidate through a shareholder suggestion. He will receive prorated the Data I/O Director standard retainer compensation and a grant of Restricted Stock Units equivalent to the prorated annual Director grant using the fair value on the date of appointment and vesting as of the next annual meeting of shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Fourth Quarter 2021 Results

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

February 25, 2022	By:	/s/ Joel S. Hatlen
Joel S. Hatlen Vice President Chief Operating and Financial Officer

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